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                                                                    Exhibit 99.1
                                                                    ------------

                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                         WARBURG, PINCUS VENTURES, L.P.


                                       AND


                                   KNOLL, INC.








                            Dated as of June 21, 1999




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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

ARTICLE I.  The Merger                                                       1

   Section 1.1.   Formation of Acquisition                                   1

   Section 1.2.   The Merger                                                 1

   Section 1.3.   Effective Time                                             1

   Section 1.4.   Closing                                                    2

   Section 1.5.   Certificate of Incorporation; By-laws;
                    Officers and Directors                                   2

   Section 1.6.   Effect on Common Stock                                     2

   Section 1.7.   Dissenting Shares                                          3

   Section 1.8.   Treatment of Stock Options                                 4

   Section 1.9.   Exchange of Certificates                                   4

   Section 1.10.  Proxy Statement and Schedule 13E-3                         6

   Section 1.11.  Additional Agreements and Provisions                       7


ARTICLE II.  Representations and Warranties of Knoll                         7

   Section 2.1.   Organization of Knoll and its Subsidiaries                 7

   Section 2.2.   Capitalization of Knoll; Ownership                         7

   Section 2.3.   Subsidiaries of Knoll                                      8

   Section 2.4.   Authorization                                              8

   Section 2.5.   Fairness Opinion and Approval by the Special Committee     8

   Section 2.6.   Brokers and Finders                                        8

   Section 2.7.   SEC Documents; Undisclosed Liabilities                     8

   Section 2.8.   Absence of Certain Changes or Events                       9


ARTICLE III.  Representations and Warranties of  Warburg                     9

   Section 3.1.   Organization and Authority of Acquisition                  9

   Section 3.2.   Authorization                                              9

   Section 3.3.   Brokers and Intermediaries                                10

   Section 3.4.   Proxy Statement                                           10

   Section 3.5.   Financing                                                 10

   Section 3.6.   Sale of Knoll                                             10


ARTICLE IV.  Certain Covenants and Agreements                               10

   Section 4.1.   Announcement                                              10

   Section 4.2.   Notification of Certain Matters                           11

   Section 4.3.   Directors' And Officers' Indemnification                  11

   Section 4.4.   Stockholders Meeting                                      11

   Section 4.5.   Obligations of Acquisition                                11


ARTICLE V.  Conditions Precedent                                            12

   Section 5.1.   Conditions to Each Party's Obligation to
                    Effect the Merger                                       12

   Section 5.2.   Conditions to the Obligation of Knoll to
                    Effect the Merger                                       12

   Section 5.3.   Conditions to the Obligation of Acquisition
                    to Effect the Merger                                    13


ARTICLE VI.  Termination, Amendment and Waiver                              13

   Section 6.1.   Termination                                               13

   Section 6.2.   Effect of Termination                                     14

   Section 6.3.   Amendment                                                 14

   Section 6.4.   Waiver                                                    14

   Section 6.5.   Approval of Special Committee Required                    14


ARTICLE VII.  Miscellaneous                                                 14

   Section 7.1.   Non-Survival of Representations and Warranties            14

   Section 7.2.   Expenses                                                  15

   Section 7.3.   Applicable Law                                            15

   Section 7.4.   Notices                                                   15


                                      -ii-
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   Section 7.5.   Entire Agreement                                          16

   Section 7.6.   Assignment                                                16

   Section 7.7.   Headings; References                                      16

   Section 7.8.   Counterparts                                              16

   Section 7.9.   No Third Party Beneficiaries                              16

   Section 7.10.  Severability; Enforcement                                 17



                                     -iii-
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     AGREEMENT AND PLAN OF MERGER, dated as of June 21, 1999, by and between
Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and Knoll, Inc., a Delaware corporation ("Knoll").

     WHEREAS, Warburg and certain members of the management of Knoll identified in the Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on April 2, 1999 (collectively, the "Management Members" and, together with Warburg, the "Buyout Group") desire to acquire the entire equity interest in Knoll and to provide for the payment of $28.00 per share in cash for all shares of the common stock, par value $.01 per share, of Knoll (the "Knoll Common Stock") not held by them; and

     WHEREAS, the Buyout Group intends to contribute shares of Knoll Common Stock held by them to a corporation to be formed for the purpose of effecting such transaction (such corporation, "Acquisition") and to acquire in exchange therefor the common stock of Acquisition; and

     WHEREAS, the Board of Directors of Knoll, upon the recommendation of the special committee established to consider the fairness of the transaction contemplated by this Agreement (the "Special Committee"), has unanimously approved, and deems advisable and in the best interests of its stockholders, the merger of Acquisition with and into Knoll in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL") and upon the terms, and subject to the conditions, of this Agreement (the "Merger");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                   The Merger

     Section 1.1. Formation of Acquisition. Prior to consummation of the Merger, the Buyout Group will incorporate and organize Acquisition and contribute to Acquisition, in exchange for the common stock of Acquisition, shares of Knoll Common Stock owned by them and constituting at least a majority of the shares of Knoll Common Stock outstanding.

     Section 1.2. The Merger. At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Acquisition shall be merged with and into Knoll, the separate existence of Acquisition shall cease, and Knoll shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects as provided by the DGCL and other applicable law.

     Section 1.3. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, Acquisition and Knoll shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed in the Department of State of the State of Delaware, or at such other time as is permissible in accordance with the DGCL and as Acquisition and Knoll shall agree and as specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     Section 1.4. Closing. The closing of the Merger (the "Closing") will take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019 at 9:00 a.m. (New York time) on the date of the satisfaction of the conditions provided in Article V, or at such other time and place as Acquisition and Knoll shall agree (the "Closing Date").

     Section 1.5. Certificate of Incorporation; By-laws; Officers and Directors. Pursuant to the Merger: (a) the Certificate of Incorporation and By-laws of Knoll as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation following the Merger, until thereafter changed or amended as provided therein and in accordance with applicable law; (b) the directors of Knoll shall be the directors of the Surviving Corporation following the Merger and until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified; and (c) the officers of Knoll immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified.

     Section 1.6. Effect on Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, Knoll or the holders of any shares of Knoll Common Stock:

     (a) Common Stock of Acquisition. Each share of Common Stock, par value $.01 per share, of Acquisition (the "Acquisition Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of the Common Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock").

     (b) Common Stock of Knoll. Subject to Sections 1.6(c), 1.6(d), 1.6(e), 1.7 and 1.8, each share of Knoll Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive the sum (the "Merger Consideration") of $28.00 and the Additional Amount (as defined below), if any, in cash and, when so converted, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Knoll Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration allocable to the shares formerly represented by such certificate upon surrender of such certificate in accordance with Section 1.9. "Additional Amount" shall mean an amount equal to the product of (i) $28.00, (ii) a fraction, the numerator of which shall be the number of days in the period from and including November 18, 1999 to but excluding the earlier of January 17, 2000 and the Closing Date, and the denominator of which shall be 365 and (iii) .065; provided, however, that the Additional Amount shall be zero if the Effective Time occurs prior to November 18, 1999.


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


     (c) Cancellation of Treasury Stock. Each share of Knoll Common Stock that is owned immediately prior to the Effective Time by Knoll or any Subsidiary of Knoll (as hereinafter defined) that constitutes treasury stock in the hands of the holder thereof, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto. The term "Subsidiary" means any corporation, joint venture, partnership, limited liability company or other entity of which Knoll, directly or indirectly, owns or controls capital stock (or other equity interests) representing more than fifty percent of the general voting power of such entity under ordinary circumstances.

     (d) Knoll Common Stock Held by Acquisition. Each share of Knoll Common Stock that is owned immediately prior to the Effective Time by Acquisition shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and Acquisition shall cease to have any rights with respect to any certificates representing any such shares.

     (e) Knoll Common Stock Subject to Incentive Plans or Held By Management Members. Each share of Knoll Common Stock (i) issued pursuant to Knoll's 1996 Stock Incentive Plan or 1997 Stock Incentive Plan (collectively, the "Knoll Incentive Plans") that is outstanding immediately prior to the Effective Time (whether or not vested), including any shares of Knoll Common Stock that were issued upon exercise of Knoll Options (as defined below) granted under the Knoll Incentive Plans, or (ii) otherwise held by any Management Member (except pursuant to Knoll's 401(k) Plan), but which, in either case of clauses (i) and
(ii) above, has not been transferred by the person to whom Knoll issued such shares, shall remain outstanding as one share of Surviving Corporation Common Stock and shall otherwise remain subject to the terms and conditions of the Knoll Incentive Plans and any related agreements in effect immediately prior to the Effective Time.

     Section 1.7. Dissenting Shares
                  -----------------

     (a) Notwithstanding anything in this Agreement to the contrary, shares of Knoll Common Stock outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected such holder's right to appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but the holder thereof shall instead be entitled to such rights as are afforded under the DGCL with respect to such holder's Dissenting Shares, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal.

     (b) If any holder of shares of Knoll Common Stock who demands appraisal of such holder's shares pursuant to the DGCL fails to perfect or withdraws or otherwise loses such holder's right to appraisal, at the later of the Effective Time or upon the occurrence of such event, the Dissenting Shares of such holder shall be converted into and represent the right to receive the Merger Consideration, without interest thereon, in accordance with Section 1.6(b).

     (c) Knoll shall give Warburg and, after its formation, Acquisition (i) prompt notice of any written demand for appraisal or payment of the fair value of any shares of Knoll Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL received



                                       3
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by Knoll and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Knoll shall not voluntarily make any payment with respect to any demand for appraisal and shall not, except with the prior written consent of Warburg or Acquisition, settle or offer to settle any such demands.

     Section 1.8. Treatment of Stock Options. Knoll and the Surviving Corporation shall take all actions necessary to provide that, upon consummation of the Merger, each then outstanding option to purchase shares of Knoll Common Stock (collectively, the "Knoll Options") granted under the Knoll Incentive Plans, whether or not then exercisable or vested, shall be assumed by the Surviving Corporation at the Effective Time, and each such Knoll Option shall become an option to purchase that number of shares of Surviving Corporation Common Stock (a "Knoll Substitute Option") equal to the number of shares of Knoll Common Stock purchasable immediately prior to the Merger pursuant to such Knoll Option. The exercise price per share for each Knoll Substitute Option shall be the current exercise price per share of Knoll Common Stock of the Knoll Option related thereto. Each Knoll Substitute Option otherwise shall be subject to the other terms and conditions applicable to the Knoll Option to which it relates.

     Section 1.9. Exchange of Certificates.
                  ------------------------

     (a) Exchange Agent. Prior to the Effective Time, Knoll shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. As of the Effective Time, Acquisition shall have deposited with the Exchange Agent, for the benefit of the holders of shares of Knoll Common Stock, for exchange in accordance with this Section 1.9, the aggregate amount of cash payable pursuant to Section 1.6(b) hereof in exchange for outstanding shares of Knoll Common Stock (the "Exchange Fund").

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Knoll Common Stock, whose shares were converted into the right to receive cash pursuant to Section 1.6(b), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing such shares of Knoll Common Stock shall pass, only upon delivery of the certificates representing such shares of Knoll Common Stock to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify), and instructions for use in effecting the surrender of the certificates representing such shares of Knoll Common Stock, in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a certificate or certificates formerly representing shares of Knoll Common Stock and acceptance thereof by the Exchange Agent, the holder thereof shall be entitled to the amount of cash into which the number of shares of Knoll Common Stock formerly represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of Knoll or its transfer agent of certificates representing shares of Knoll Common Stock and if such certificates are presented to Knoll for transfer, they shall be canceled against delivery of the Merger Consideration allocable to the shares of Knoll Common Stock represented by such



                                       4
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certificate or certificates. If any Merger Consideration is to be remitted to a name other than that in which the certificate for the Knoll Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Knoll, or its transfer agent, any transfer or other taxes required by reason of the payment of the Merger Consideration to a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Knoll or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 1.9, each certificate for shares of Knoll Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration allocable to the shares represented by such certificate as contemplated by Section 1.6(b). No interest will be paid or will accrue on any amount payable as Merger Consideration.

     (c) No Further Ownership Rights in Knoll Stock. The Merger Consideration paid upon the surrender for exchange of certificates formerly representing shares of Knoll Common Stock in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Knoll Common Stock formerly represented by such certificates.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) which remains undistributed to the holders of the certificates formerly representing shares of Knoll Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Knoll Common Stock prior to the Merger who have not theretofore complied with this Section 1.9 shall thereafter look only to the Surviving Corporation, and only as general creditors thereof, for payment of their claim for Merger Consideration to which such holders may be entitled.

     (e) No Liability. No party to this Agreement shall be liable to any Person (as hereinafter defined) in respect of any amount from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. The term "Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     (f) Lost Certificates. In the event any certificate or certificates formerly representing shares of Knoll Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate or certificates to be lost, stolen or destroyed, and if required by the Surviving Corporation, the posting by such Person of a bond in such amount as the Surviving Corporation may reasonably require as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Section 1.9.

     (g) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this



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Agreement to any holder of shares of Knoll Common Stock such amounts as the
Surviving Corporation or the Exchange Agent is required to deduct and withhold under the United States Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Knoll Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     Section 1.10. Proxy Statement and Schedule 13E-3
                   ----------------------------------

     (a) Knoll shall prepare, in consultation with Warburg, the Proxy Statement on Schedule 14A (the "Proxy Statement") to be distributed to holders of the Knoll Common Stock for the purpose of soliciting proxies for use at the annual or special meeting of stockholders of Knoll (the "Stockholders Meeting") at which the adoption of this Agreement and the approval of the transactions contemplated thereby shall be sought. In the Proxy Statement, subject to the fiduciary duties of its Board of Directors or of the directors constituting the Special Committee (as determined by such directors in good faith after consultation with counsel), Knoll shall recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby. Knoll shall file the Proxy Statement with the SEC as soon as is reasonably practicable after the date hereof and shall use all reasonable efforts to respond to comments from the SEC and to cause the Proxy Statement to be mailed to Knoll's stockholders at the earliest practicable time.

     (b) None of the information to be supplied by Knoll for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, as of its date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Knoll will not mail, amend or supplement the Proxy Statement unless the Proxy Statement or any amendment or supplement thereof is satisfactory in content to Warburg in the exercise of its reasonable judgment.

     (c) As soon as practicable after the date of this Agreement, Warburg and Knoll shall file with the SEC, and shall use their reasonable best efforts to cause any of their respective affiliates engaging in this transaction to file with the SEC, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3 Transaction Statement") with respect to the Merger. Each of the parties hereto agrees to use its reasonable best efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement and the
Schedule 13E-3 Transaction Statement. Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 Transaction Statement if and to the extent that such information is or shall have become incomplete, false or misleading.

     Section 1.11. Additional Agreements and Provisions. Upon the terms and subject to the conditions of this Agreement and subject to the fiduciary duties of the directors of Knoll or of the directors constituting the Special Committee (as determined by such directors in good faith after consultation with counsel), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all additional action and to do, or cause to be done, all additional things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Knoll or Acquisition, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action. The parties hereto agree to use their respective best efforts to challenge any action brought against any of the parties hereto seeking a temporary restraining order or preliminary or permanent injunctive relief which would prohibit, or materially interfere with, the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II.

                     Representations and Warranties of Knoll

     Knoll hereby represents and warrants to Warburg and Acquisition as follows:

     Section 2.1. Organization of Knoll and its Subsidiaries. Knoll and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to carry on its business as now being conducted and to own, lease, use and operate the properties owned and used by it. Knoll and each of its Subsidiaries is qualified and in good standing to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent the failure to be so qualified has not had, and would not reasonably be expected to have, a Material Adverse Effect. The term "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Knoll and its Subsidiaries, taken as a whole.

     Section 2.2. Capitalization of Knoll; Ownership. The authorized capital stock of Knoll consists of 100,000,000 shares of Knoll Common Stock, of which 40,645,363 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of Knoll are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except for outstanding Knoll Options to purchase an aggregate of no more than 2,750,000 shares of Knoll Common Stock, there are no outstanding options, warrants or other rights of any kind to acquire (including preemptive rights) any additional shares of capital stock of Knoll or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is Knoll committed to issue any such option, warrant, right or security. Following the Merger, Knoll will have no obligation to issue, transfer or sell any shares of its capital stock or other securities of Knoll pursuant to any employee benefit plan or otherwise.

     Section 2.3. Subsidiaries of Knoll. All shares of capital stock of each Subsidiary have been validly issued and are fully paid and non-assessable. There are no outstanding options, warrants or other rights of any kind to acquire (including preemptive rights) any additional equity interests of any Subsidiary or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any additional equity interests of any Subsidiary, nor is any Subsidiary committed to issue any such option, warrant, right or security. Other than the Subsidiaries referred to in this Section 2.3, Knoll does not own, directly or indirectly, any equity interest in any other corporation, joint venture, partnership, limited liability company or other entity.

     Section 2.4. Authorization. Knoll has all requisite corporate power and authority to enter into this Agreement and, subject to any necessary approval of the Merger by the stockholders of Knoll, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Knoll (other than the approval of this Agreement and the transactions contemplated hereby by the stockholders of Knoll). The Board of Directors of Knoll has unanimously adopted resolutions approving this Agreement and the Merger, and has determined that the terms of the Merger are fair to, and in the best interests of, Knoll and its stockholders. Knoll has taken all action necessary to exempt the Merger and the other transactions contemplated hereby with Warburg, Acquisition and their affiliates from the operation of the "Business Combination Statute" at Section 203 of the DGCL. This Agreement has been duly executed and delivered by Knoll and, assuming the due authorization, execution and delivery hereof by Acquisition, constitutes the valid and binding obligation of Knoll, enforceable against Knoll in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section 2.5. Fairness Opinion and Approval by the Special Committee. On or prior to the date hereof, the Special Committee (i) determined that the Merger is fair to and in the best interest of the stockholders of Knoll other than the Buyout Group (the "Public Stockholders") and (ii) recommended that the Board of Directors of Knoll approve this Agreement and such transactions. The Special Committee has received an opinion of Lazard Freres & Co., L.L.C. to the effect that the consideration to be received by the Public Stockholders in the Merger is fair to such stockholders from a financial point of view.

     Section 2.6. Brokers and Finders. Other than Lazard Freres & Co., L.L.C., neither Knoll nor any Subsidiary has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. Any such fees due to Lazard Freres & Co., L.L.C. shall be paid by Knoll.

     Section 2.7. SEC Documents; Undisclosed Liabilities. Knoll has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1998 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Knoll included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by applicable instructions or regulations of the SEC relating to the preparation of quarterly reports on Form 10-Q) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present the financial position of Knoll as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 2.8. Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement, since the date of the most recent audited financial statements included in the filed SEC Documents, Knoll has conducted its business only in the ordinary course, and there has not been any material adverse change in the business or financial condition of Knoll and its subsidiaries taken as a whole.



                                  ARTICLE III.

                    Representations and Warranties of Warburg

     Warburg hereby represents and warrants to Knoll as follows:

     Section 3.1. Organization and Authority of Acquisition. At the Effective Time, Acquisition will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Acquisition will be incorporated solely for the purpose of merging with and into Knoll and taking action incident thereto. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with its organization, at the Effective Time Acquisition will not have incurred any obligations or liabilities or engaged in any business activities of any kind.

     Section 3.2. Authorization. Warburg has, and Acquisition will have, all partnership or corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been (or in the case of Acquisition, will be) duly authorized by all requisite partnership or corporate action on the part of Warburg and Acquisition. This Agreement has been duly executed and delivered by Warburg and, assuming the due authorization, execution and delivery hereof by Knoll, constitutes the valid and binding obligation of Warburg, enforceable against Warburg in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally or by general equitable principles. Upon consummation of the Assignment (as hereinafter defined), assuming the due authorization, execution and delivery hereof by Knoll, this Agreement will constitute the valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally or by general equitable principles.

     Section 3.3. Brokers and Intermediaries. Other than Merrill Lynch & Co., Warburg has not, and Acquisition will not have, employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's, or similar fee or commission in connection therewith or upon the consummation thereof. Any such fees shall be the liability of Warburg or Acquisition.

     Section 3.4. Proxy Statement. None of the information to be supplied by Warburg or Acquisition for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.5. Financing. Warburg has received a letter (the "Commitment Letter") from NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent, and Banc of America Securities LLC and Chase Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, committing to provide to Acquisition, upon the terms and subject to the conditions therein, up to $775 million in financing in connection with the Merger and certain transactions related thereto and for ongoing general corporate purposes. Warburg has furnished a copy of the Commitment Letter to the Special Committee and its advisers.

     Section 3.6. Sale of Knoll. Neither Warburg nor any of its affiliates has any agreement, understanding or any present intention to sell Knoll or any material part of Knoll.



                                   ARTICLE IV.

                        Certain Covenants and Agreements

     Section 4.1. Announcement. None of Knoll, Warburg or Acquisition shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the others (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange regulation. Notwithstanding anything in this Section 4.1 to the contrary, Acquisition, Warburg and Knoll will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement with respect to this Agreement and the transactions contemplated hereby whether or not required by law.

     Section 4.2. Notification of Certain Matters. Knoll shall give prompt notice to Warburg and Acquisition, and Warburg and Acquisition shall give prompt notice to Knoll, of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of Knoll, or of Warburg or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.3 shall not limit or otherwise affect the remedies available hereunder to the party or parties receiving such notice.

     Section 4.3. Directors' And Officers' Indemnification.
                  ----------------------------------------

     (a) The Certificate of Incorporation and the By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and limitation of liability of directors and officers set forth in Knoll's Certificate of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of Knoll, unless such modification is required by law.

     (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous to the insured than any such policies of Knoll currently in effect on the date of this Agreement (the "Knoll Insurance Policies"), with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under any such Knoll Insurance Policies; provided, that in no event shall the Surviving Corporation be required to pay annual premiums for insurance under this Section 4.3(b) in excess of 200% of the annual premiums currently paid by Knoll and provided further, however, that if the annual premiums for such insurance coverage exceed 200% of the annual premiums currently paid by Knoll, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage that can be obtained for premiums that are 200% of the annual premiums currently paid by Knoll.

     Section 4.4. Stockholders Meeting. Knoll agrees to seek and solicit the requisite vote of stockholders at the Stockholders Meeting for the adoption and approval of this Agreement and the transactions contemplated hereby. Warburg agrees to vote all shares of Knoll Common Stock owned by it, and to cause Acquisition to vote any and all shares of Knoll Common Stock that Acquisition may own, at the Stockholders Meeting in favor of the adoption and approval of this Agreement and the transactions contemplated hereby.

     Section 4.5. Obligations of Acquisition. Warburg shall take all actions necessary to cause Acquisition to perform its obligations in accordance with the terms, and subject to the conditions, of this Agreement.

                                   ARTICLE V.

                              Conditions Precedent

     Section 5.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

     (a) No Injunction or Proceeding. No preliminary or permanent injunction, temporary restraining order or other decree of a court, legislature or other agency or instrumentality of federal, state or local government (a "Governmental Entity") shall be in effect, no statute, rule or regulation shall have been enacted by a Governmental Entity and no action, suit or proceeding by any Governmental Entity shall have been instituted or threatened, which prohibits the consummation of the Merger or materially challenges the transactions contemplated hereby.

     (b) Consents. Other than filing the Certificate of Merger, all consents, approvals and authorizations of and filings with Governmental Entities required for the consummation of the transactions contemplated hereby shall have been obtained or effected or filed.

     (c) Approval of Holders of Knoll Common Stock. This Agreement and the Merger shall have been adopted by the affirmative vote or written consent of a majority of the shares of Knoll Common Stock outstanding.

     (d) Consent of Holders of Senior Subordinated Notes. The holders of a majority in principal amount of Knoll's outstanding 10-7/8% Senior Subordinated Notes due 2006 shall have consented to the Merger (including the related financing thereof).

     (e) Recommendation of the Special Committee. The Special Committee shall not have withdrawn its recommendation that (i) the Merger is fair to and in the best interest of the Public Stockholders and (ii) the Board of Directors of Knoll approve this Agreement and such transactions.

     Section 5.2. Conditions to the Obligation of Knoll to Effect the Merger. The obligation of Knoll to effect the Merger is further subject to the satisfaction or waiver of each of the following conditions prior to or at the Closing Date:

     (a) Representations and Warranties. The representations and warranties of Warburg and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, and Knoll shall have received a certificate of the President of Acquisition to that effect.

     (b) Agreements. Warburg and Acquisition shall have performed and complied in all material respects with all their undertakings and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

     Section 5.3. Conditions to the Obligation of Acquisition to Effect the Merger. The obligation of Acquisition to effect the Merger is further subject to the satisfaction or waiver of each of the following conditions prior to or at the Closing Date:

     (a) Representations and Warranties. The representations and warranties of Knoll contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, and Acquisition shall have received a certificate of the President and Chief Executive Officer of Knoll to that effect.

     (b) Agreements. Knoll shall have performed and complied in all material respects with all of its undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     (c) No Material Adverse Change. Except as set forth in the Knoll SEC Reports filed on or prior to the date of this Agreement, since December 31, 1998 there shall have been no material adverse change in the business, assets, liabilities, results of operations or financial condition of Knoll and its Subsidiaries, taken as a whole.

     (d) Availability of Funds. Acquisition shall have funds available to it at the Closing sufficient to pay the Merger Consideration, pursuant to the Commitment Letter or any other commitment acceptable to Acquisition.

     (e) Appraisal Rights. The holders of not more than 10% of the issued and outstanding shares of Knoll Common Stock shall have exercised their rights to dissent from the Merger in accordance with Section 262 of the DGCL and pursuant to Section 1.7 of this Agreement.



                                   ARTICLE VI.

                        Termination, Amendment and Waiver

     Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

     (a) by the mutual written consent of Warburg (or Acquisition, after its formation) and Knoll (with the approval of the Special Committee);

     (b) by either Warburg (or Acquisition, after its formation) or Knoll (with the approval of the Special Committee), in each case by written notice to the other, if:

          (i) the Merger has not been consummated on or prior to December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date; or

          (ii) the Special Committee shall have withdrawn, or modified or changed in any manner adverse to Acquisition its approval of this Agreement or the Merger after having concluded in good faith after consultation with independent legal counsel that there is a reasonable probability that the failure to take such action would result in a violation of its fiduciary obligations under applicable law.

     Section 6.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall become null and void, and there shall be no liability on the part of Warburg, Acquisition or Knoll (except as set forth in Section 7.2 hereof, which shall survive any termination of this Agreement); provided that nothing herein shall relieve any party from any liability or obligation with respect to any breach of this Agreement.

     Section 6.3. Amendment. This Agreement may be amended in writing by the parties hereto; provided that any amendment of this Agreement following approval by the stockholders of Knoll at the Stockholders Meeting that, in the judgment of the Special Committee, adversely affects in any material respect the rights of stockholders under this Agreement shall require the prior approval of the stockholders of Knoll.

     Section 6.4. Waiver. At any time prior to the Effective Time, whether before or after the approval of the holders of Knoll Common Stock referred to in
Section 5.1(c) hereof, either party may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto or (ii) waive compliance with any of the agreements of the other party or fulfillment of any conditions to its own obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

     Section 6.5. Approval of Special Committee Required. The approval of the Special Committee shall be required for (i) any amendment or modification of this Agreement that adversely affects in any material respect the rights of stockholders under this Agreement, (ii) any waiver of any condition to the obligations of Knoll under Sections 5.1(e), 5.2(a) or 5.2(b) hereof and (iii) any waiver of Knoll's rights under this Agreement.



                                  ARTICLE VII.

                                  Miscellaneous

     Section 7.1. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and neither Warburg, Acquisition or Knoll, nor any of their respective officers, directors or employees or stockholders, shall have any liability whatsoever with respect to any such representation or warranty after such time. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 7.2. Expenses. Except as contemplated by this Agreement, all costs and expenses incurred in connection with the Agreement and the consummation of the transactions contemplated hereby shall be the obligation of the party incurring such expenses. All costs and expenses incurred by Warburg or Acquisition in connection with the Agreement and the consummation of the transactions contemplated hereby shall, after the Effective Time, be obligations of the Surviving Corporation.

     Section 7.3. Applicable Law. This Agreement shall be governed by the law, excluding conflicts of law rules, of the State of Delaware.

     Section 7.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows:
(a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two business days after being so sent; (c) if sent by telecopy transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be sent or delivered as follows:

If to Knoll, to:

John H. Lynch
President & CEO
 Knoll, Inc.
1235 Water Street
East Greenville, PA 18041

(215) 679-1013 (facsimile)

with a copy to:

Patrick A. Milberger, Esq.
Vice President, General Counsel and Secretary
Knoll, Inc.
1235 Water Street
East Greenville, PA 18041

(215) 679-1013 (facsimile)

and to:

Meredith M. Brown, Esq.
Debevoise & Plimpton
875 Third Avenue
New York, NY 10022

(212) 909-6836 (facsimile)

If to Warburg or Acquisition, to:

Jeffrey A. Harris
Managing Director
Warburg, Pincus Ventures, L.P.
466 Lexington Avenue, 10th Floor
New York, NY 10017

(212) 878-9351 (facsimile)

with a copy to:

Michael A. Schwartz, Esq.
Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019

(212) 728-8111 (facsimile)

Such names and addresses may be changed by such notice.

     Section 7.5. Entire Agreement. This Agreement (including the documents and instruments referred to herein) contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     Section 7.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that promptly following the formation of Acquisition, Warburg shall assign to Acquisition (the "Assignment") its rights, interests and obligations hereunder, Acquisition shall assume and succeed to such rights, interests and obligations, and Warburg shall be fully and irrevocably relieved of its obligations hereunder, except its obligations pursuant to Sections 1.11, 4.1, 4.2, 4.4 and 4.5 hereof. This Section 7.6 shall survive any termination of this Agreement.

     Section 7.7. Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.8. Counterparts. This Agreement may be executed in one or more counterparts, each counterpart shall be deemed to be an original but all of which shall be considered one and the same agreement.

     Section 7.9. No Third Party Beneficiaries. Except as provided in Sections
1.9 and 4.3, nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement.

     Section 7.10. Severability; Enforcement. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                   KNOLL, INC.


                                   By: /s/ Douglas J. Purdom
                                       --------------------------------
                                       Name:  Douglas J. Purdom
                                       Title: Senior Vice President and
                                               Chief Financial Officer


                                   WARBURG, PINCUS VENTURES, L.P.

                                   By: Warburg, Pincus & Co., General Partner


                                   By: /s/ Jeffrey A. Harris
                                       --------------------------------
                                       Name:  Jeffrey A. Harris
                                       Title: Managing Director